Exhibit 3.3
BUSINESS CORPORATIONS ACT
FORM 5
Certificate of Amendment
ULTRA PETROLEUM CORP.
I hereby certify that the articles of the above-mentioned corporation were amended:

☐ under section 16 of the Business Corporations Act to change the name of the corporation in accordance with the attached notice.

☐ under section 30 of the Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares.

☑ under section 179 of the Business Corporations Act as set out in the attached Articles of Amendment.

☐ under section 194 of the Business Corporations Act as set out in the attached Articles of Reorganization.

☐ under section 195 of the Business Corporations Act as set out in the attached Articles of Arrangement.

/s/ M. Richard Roberts

Corporate Access Number: 27812	M. Richard Roberts
Date of Amendment: 2005-05-02	Registrar of Corporations

YUKON
BUSINESS CORPORATIONS ACT
(Sections 30 and 179)
Form 5-01
ARTICLES OF AMENDMENT
61.	Name of Corporation:

ULTRA PETROLEUM CORP.

2.	The Articles of the above-named Corporation were amended pursuant to a Court order :

Yes ☐ No ☑

3.	The Articles of the above-named Corporation be amended as follows:

Each one of the issued and outstanding Common shares of the Corporation are divided into two issued and outstanding Common shares.

4.	Date: May 2, 2005

	Signature: /s/ James E. Nielson	Title: Director

MAY - 2 2005
DEPUTY REGISTRAR
OF CORPORATIONS